Exhibit 99.1

Filed Pursuant To Rule 424(c)

Registration No. 333 - 126231

Prospectus Supplement

(To Prospectus filed July 26, 2005)

Isonics Corporation

(a California corporation)

Common Stock

This prospectus supplement, together with our prospectus filed July 26, 2005, relates to the resale by selling stockholders named in our prospectus filed July 26, 2005, of up to 17,471,900 shares of common stock of Isonics Corporation (“Isonics” or “We”), which are being offered and sold by the selling shareholders named on page 16 of the prospectus, collectively referred to herein as the “Selling Shareholders.”  This prospectus supplement should only be read and delivered together with our prospectus filed July 26, 2005.

The date of this prospectus supplement is March 9, 2006

FORWARD-LOOKING STATEMENTS

This prospectus supplement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend that these forward-looking statements be subject to the safe harbors created by those provisions. Forward-looking statements are generally written in the future tense or are preceded by words such as “may,” “should,” “forecast,” “could,” “expect,” “suggest,” “believe,” “anticipate,” “intend,” “plan” or other similar words. The forward-looking statements contained in this prospectus supplement involve a number of risks and uncertainties, many of which are outside of our control. Factors that could cause actual results to differ materially from projected results include, but are not limited to, the Risk Factors filed in our Form 8-K reporting an event of February 23, 2006 incorporated into our prospectus dated July 26, 2005, by reference, as it may be further supplemented from time to time. Readers are expressly advised to review and consider those Risk Factors. Although we believe that the assumptions underlying the forward-looking statements contained in this prospectus supplement are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements will be accurate. In light of the significant uncertainties inherent in the forward-looking statements included in this prospectus supplement, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved. Furthermore, past performance in operations and share price is not necessarily indicative of future performance. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

The following information is added to the prospectus filed July 26, 2005:

RECENT DEVELOPMENTS

On March 9, 2006, holders of our 8% convertible debentures converted outstanding principal in the amount of $9,000,000 into 6,206,899 shares of our common stock. We gave the holders of all debentures the right (through 7:00 am Eastern time on March 9, 2006) to convert a portion or their entire principal amount into shares of our common stock at a conversion price of $1.45 per share (a reduction from the prior conversion price of $5.00 per share). At the close of business on March 8, 2006, the closing price for our common stock was $1.64 per share. As a result of the conversion, there remain outstanding convertible debentures with a principal amount of $11,872,500. The following information sets forth information regarding the remaining shares included within the prospectus for sale on behalf of the selling shareholders:

2,661,290	The number of shares issued upon the conversion of Series E Convertible Preferred Stock (“Series E Stock”) to common stock.
307,000	Shares issuable upon the exercise of common stock warrants at $1.24 per share through October 4, 2007, of which 230,250 have been issued.
307,000	Shares issuable upon the exercise of common stock warrants at $1.35 per share through October 4, 2007, of which 230,250 have been issued.
31,500	Shares issuable upon the exercise of common stock warrants at $2.32 per share through June 10, 2006.
10,350,000

Being the estimated maximum number of shares issuable in payment of the principal amount of outstanding 8% Convertible Debentures (“the Debentures”) including the 1,168,066 shares issued in partial repayment of principal on March 1, 2006.

1,200,000

Being the estimated maximum number of shares issuable in payment of interest that may accrue on the Debentures including the 379,895 shares issued to pay interest in September 2005 and on March 1, 2006.

1,593,900	Shares issuable upon the exercise of common stock warrants at $6.25 per share through February 24, 2008.
100,000	Shares of restricted common stock issued in December 2004.
50,000	Shares of restricted common stock issued in December 2004.

The 232,500 shares issuable upon exercise of the common stock warrants issued to the Reback Living Trust Feb. 20, 2001,  such shares which were included in the original prospectus, have been included in another registration statement. The remaining shares continue to be offered by the prospectus filed July 26, 2005, as supplemented hereby.

The section entitled “Risk Factors” in the prospectus filed July 26, 2005, should be deleted, and the Risk Factors included in Isonics’ Form 8-K reporting an event of February 23, 2006, should be substituted therefore.

The following table provides information on the selling shareholders who have accepted the March 8, 2006, conversion offer, the principal debenture amount converted, the number of shares of common stock which were issued upon conversion and the remaining outstanding principal balances on the debentures:

	Debentures Principal Converted ($ )	Shares of Common Stock Issued for Conversion	Remaining Outstanding Principal on Debentures ($ )
DKR SoundShore Oasis Holding Fund Ltd.	2,755,000	1,900,000	3,776,250
DKR SoundShore Strategic Holding Fund Ltd.	145,000	100,000	198,750
Monarch Capital Fund Ltd.	—	—	705,833
Harborview Master Fund LP	—	—	678,500
Iroquois Capital, LP	1,875,000	1,293,104	1,562,500
JMG Capital Partners, LP	950,000	655,173	425,000
JMG Triton Offshore Fund Ltd.	950,000	655,173	425,000
Langley Partners L.P.	2,325,000	1,603,449	425,000
Omicron Master Trust	—	—	2,730,000
Platinum Partners Value Arbitrage Fund L.P.	—	—	916,667
	9,000,000	6,206,899	11,872,500